Exhibit 99.1


    Xicor, Inc. Reports Fourth Quarter and Fiscal Year 2003 Results; Company Reports 2003 Analog and Mixed-Signal Sales Growth of 30%; Gross Margin Exceeds
                           58% in the Fourth Quarter

    MILPITAS, Calif.--(BUSINESS WIRE)--Jan. 21, 2004--Xicor, Inc. (Nasdaq:XICO) a leading supplier of high performance analog and mixed-signal integrated circuits today announced financial results for the fourth quarter and fiscal year 2003.
    For the fourth quarter of fiscal year 2003 revenue was $11.3 million up over 8% from the third quarter of 2003. Analog and mixed-signal revenue was $9.0 million up 10% from $8.2 million in the prior quarter.
    Gross margin was 58.2% for the quarter compared to 55.9% in the prior quarter. Excluding a benefit of approximately $0.2 million in the fourth quarter and approximately $0.1 million in the third quarter from the sale of previously written-down serial memory inventory, the company's gross margin in the fourth quarter was 56.3% compared to 54.5% in the previous quarter. Research and development expenses were $2.7 million for the quarter compared to $2.6 million in the third quarter and selling, general and administrative expenses were $2.6 million versus $2.7 million in the prior quarter. Net interest income for the quarter was less than $0.1 million, consistent with the previous quarter.
    GAAP net income was $0.9 million or $0.03 per diluted share for the fourth quarter. Excluding amortization of intangible assets from acquisitions, net income for the fourth quarter was $1.3 million or $0.04 per diluted share compared to $0.6 million or $0.02 per diluted share in the third quarter.
    Total revenue was $41.4 million in fiscal year 2003 and analog and mixed-signal revenue for the year was $31.6 million up 30% from $24.4 million in 2002. Research and development and selling, general and administrative expenses for fiscal year 2003 totaled $21.2 million down 12% from $24.1 million in the prior year. Interest expense for the year was $1.0 million down from $3.3 million in fiscal year 2002. GAAP net income for the year was $2.4 million or $0.08 per diluted share compared to a loss of $12.8 million or ($0.55) per share in the prior year.
    Xicor, Inc. president and CEO Lou DiNardo noted, "On both a GAAP and pro forma basis Xicor returned to profitability this year. Our analog and mixed-signal product sales grew 30% for the year and 10% in the fourth quarter. This growth helped offset the anticipated decline in memory sales of over $4 million for the year. Gross margin was 58.2% for the fourth quarter and 54.7% for the year. Additionally we continue to aggressively manage our R&D as well as SG&A expenses as demonstrated by the 12% total reduction in 2003 versus 2002.
    "During the second half of our fiscal 2003 we completed several initiatives that allow us to further consolidate our effort in the high performance analog area. We have obsoleted several legacy system management products which contributed over $3 million in revenue but were not strategic and required significant engineering effort and expense to maintain, we have exited the serial memory area which contributed over $2 million in revenue this year and we have completed the intellectual property contract development commitments associated with our acquisition of Analog Integration Partners which generated revenue of approximately $1.5 million in 2003.
    "Overall, our outlook for fiscal year 2004 is very favorable. While sales in 2003 were based primarily on two established product areas, we are now marketing five distinct general purpose product lines and two application specific product lines. With over 70 new products introduced in the past eight quarters our design win activity in established areas such as digital potentiometers and system management products remains robust and new opportunities in real time clocks, battery management and display products are expected to add significant new revenue in the coming quarters.
    "We have secured our first design wins in the flat panel display area in Korea with LG Electronics for a 50" plasma television and with Samsung in both a 46" and a 50" DLP(TM) television. In the high resolution flat panel monitor market we have our first design win at an ODM in Taiwan that supports ViewSonic. These are marquee suppliers of flat panel monitors and digital televisions where we expect production orders in the first quarter with mass production beginning in the second quarter. Our battery management products have been qualified by Samsung in Korea for an OEM notebook battery pack and we have started to ship our battery management products to several customers for use in battery packs for the notebook computer aftermarket. Our Real Time Clock products have been selected by Samsung for integration into a high volume digital still camera and are being shipped in volume to a variety of digital video recording device manufacturers in China.
    "During the first quarter of 2004, we expect that growth in strategic product areas such as data conversion, real time clocks, battery management and display products will offset the impact from obsoleting legacy system management products. Based on our current backlog and customer activity, we expect sales to grow in the range of 5% to 10% in the first quarter of 2004 with continued growth throughout the year as major new projects begin to ship in earnest."

    Conference Call Details

    A live webcast of the conference call to discuss the fourth quarter 2003 financial results for Xicor, Inc. will take place on January 21, 2004 at 6:00 p.m. Eastern Time. The webcast will be publicly available at http://www.vcall.com and http://www.xicor.com.
    In addition, a standard telephone instant replay of the conference call is available by dialing 303-590-3000, followed by the passcode 567645#. The telephone instant replay service is available from January 21, 2004 through January 28, 2004.

    About Xicor

    Xicor designs, develops and markets high performance analog mixed-signal integrated circuits used in communications, computing, networking and industrial applications. Xicor's Mixed-Signal Products include data conversion products, power management integrated circuits, application specific standard products and interface devices. Xicor's programmable analog mixed-signal components regulate, control, convert and manage various voltages and currents through the use of a serial interface and internal EEPROM.
    Xicor product, corporate and financial information is readily available on the World Wide Web at http://www.xicor.com.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

    The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our outlook for fiscal year 2004 being very favorable; our expectation for new opportunities in real time clocks, battery management and display products to add significant new revenue in the coming quarters; the expectation that we will receive production orders for the flat panel display area in the first quarter with mass production beginning in the second quarter; the expectation for growth during the first quarter of 2004 in the strategic product areas such as data conversion, real time clocks, battery management and display products to offset the impact from obsoleting legacy system management products; and our projection that based on our current backlog and customer activity for sales in the first quarter of fiscal year 2004 to grow in the range of 5% to 10% and for continued growth throughout the year as major new products begin to ship in earnest.
    Factors that could cause actual results to differ materially include the following: general economic conditions and conditions specific to the semiconductor industry; fluctuations in customer demand, including loss of key customers, order cancellations or reduced bookings; product mix; competitive factors such as pricing pressures on existing products and the timing and market acceptance of new product introductions (both by Xicor and its competitors); Xicor's ability to have available an appropriate amount of low cost foundry production capacity in a timely manner; our foundry partners' timely ability to successfully manufacture products for Xicor using Xicor's proprietary technology; any disruptions of our foundry relationships; manufacturing efficiencies; the ability to continue effective cost reductions; currency fluctuations; unexpected design and manufacturing difficulties; the timely development and introduction of new products and submicron processes, and the risk factors listed from time to time in Xicor's SEC reports, including but not limited to the Annual Report on Form 10-K for the year ended December 31, 2002 and Quarterly Reports on Form 10-Q for the quarters ended March 30, 2003, June 29, 2003 and September 28, 2003 (Management's Discussion and Analysis of Financial Condition and Results of Operations, Factors Affecting Future Results section). Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Xicor undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

DLP(TM) is a trademark of Texas Instruments Incorporated.


                              XICOR, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (Unaudited)
               (In thousands, except per share amounts)


                               Three Months Ended       Year Ended
                                  December 31,        December 31,
                               ------------------- -------------------
                                   2003      2002      2003      2002
                               --------- --------- --------- ---------
Net sales                       $11,317    $9,302   $41,448   $38,534
Cost of sales                     4,735     4,857    18,779    19,076
                               --------- --------- --------- ---------
 Gross profit                     6,582     4,445    22,669    19,458
                               --------- --------- --------- ---------

Operating expenses:
 Research and development         2,683     3,419    10,811    13,056
 Selling, general and
  administrative                  2,636     2,411    10,419    11,033
 Restructuring charge                 -     1,178         -     1,936
 Amortization of purchased
  intangible assets                 460       256     1,135       739
 In-process research and
  development                         -         -         -     1,800
                               --------- --------- --------- ---------
                                  5,779     7,264    22,365    28,564
                               --------- --------- --------- ---------

Income (loss) from operations       803    (2,819)      304    (9,106)
                               --------- --------- --------- ---------

Interest expense                    (13)     (808)     (959)   (3,259)
Interest income                      72       164       366       789
Other income and (expense),
 net                                  -         -     2,718    (1,206)
                               --------- --------- --------- ---------
                                     59      (644)    2,125    (3,676)
                               --------- --------- --------- ---------

Income (loss) before income
 taxes                              862    (3,463)    2,429   (12,782)
Provision for income taxes            -         -         -         -
                               --------- --------- --------- ---------
Net income (loss)                  $862   $(3,463)   $2,429  $(12,782)
                               ========= ========= ========= =========

Net income (loss) per common
 share:
 Basic                            $0.03    $(0.15)    $0.09    $(0.55)
                               ========= ========= ========= =========
 Diluted                          $0.03    $(0.15)    $0.08    $(0.55)
                               ========= ========= ========= =========

Shares used in per share
 calculations:
 Basic                           28,231    23,685    26,413    23,265
                               ========= ========= ========= =========
 Diluted                         32,041    23,685    29,101    23,265
                               ========= ========= ========= =========




                              XICOR, INC.
                         PRO FORMA INFORMATION
                              (Unaudited)
               (In thousands, except per share amounts)

Use of Pro Forma Financial Information

To supplement our consolidated financial statements presented on a GAAP basis, Xicor uses a pro forma measure of net income, which is adjusted to exclude certain costs, expenses, gains and losses. Our pro forma net income (loss) gives an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, pro forma net income (loss) is among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information should not be considered in isolation or as a substitute for net income prepared in accordance with generally accepted accounting principles in the United States. We compute pro forma net income by adjusting GAAP net income with the impact of amortization of acquisition related charges, restructuring charges and other non-recurring charges and gains. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies.


                               Three Months Ended      Year Ended
                                  December 31,        December 31,
                               ------------------- -------------------
                                   2003      2002      2003      2002
                               --------- --------- --------- ---------

Net sales                       $11,317    $9,302   $41,448   $38,254
Cost of sales                     4,735     4,857    18,779    19,076
                               --------- --------- --------- ---------
 Gross profit                     6,582     4,445    22,669    19,178
                               --------- --------- --------- ---------

Operating expenses:
 Research and development         2,683     3,419    10,811    13,056
 Selling, general and
  administrative                  2,636     2,411    10,419    11,033
                               --------- --------- --------- ---------
                                  5,319     5,830    21,230    24,089
                               --------- --------- --------- ---------
Income (loss) from operations     1,263    (1,385)    1,439    (4,911)
Interest expense                    (13)     (808)     (959)   (3,259)
Interest income                      72       164       366       789
                               --------- --------- --------- ---------

Income (loss) before income
 taxes                            1,322    (2,029)      846    (7,381)
Provision for income taxes            -         -         -         -
                               --------- --------- --------- ---------
Net income (loss)                $1,322   $(2,029)     $846   $(7,381)
                               ========= ========= ========= =========
Net income (loss) per common
 share:
 Basic                            $0.05    $(0.09)    $0.03    $(0.32)
                               ========= ========= ========= =========
 Diluted                          $0.04    $(0.09)    $0.03    $(0.32)
                               ========= ========= ========= =========
Shares used in per share
 calculations:
 Basic                           28,231    23,685    26,413    23,265
                               ========= ========= ========= =========
 Diluted                         32,041    23,685    29,101    23,265
                               ========= ========= ========= =========




                              XICOR, INC.
                RECONCILIATION OF PRO FORMA NET INCOME
                          TO GAAP NET INCOME
                              (Unaudited)

                               Three Months Ended      Year Ended
                                  December 31,        December 31,
                               ------------------- -------------------
                                   2003      2002      2003      2002
                               --------- --------- --------- ---------

Pro forma net income (loss)      $1,322   $(2,029)     $846   $(7,381)
Items excluded from pro forma:
   Royalty revenue (1)                -         -         -       280
   Restructuring and
    facilities charge (2)             -    (1,178)        -    (1,936)
   Amortization of purchased
    intangible assets (3)          (460)     (256)   (1,135)     (739)
   In-process research and
    development (4)                   -         -         -    (1,800)
   Other income and (expense),
    net (5)                           -         -     2,718    (1,206)
                               --------- --------- --------- ---------
Net income (loss)                  $862   $(3,463)   $2,429  $(12,782)
                               ========= ========= ========= =========


Notes:

(1) In the quarter ended September 29, 2002, the Company recorded royalty revenue of $280,000 from licenses of mixed-signal technology.

(2) In the quarter ended June 30, 2002, the Company recorded a $758,000 restructuring charge associated with reducing the Company's workforce. In the quarter ended December 31, 2002, the Company recorded a $1,178,000 restructuring charge consisting of severance costs associated with reducing the Company's workforce and facilities charges associated with the relocation of the Company's corporate headquarters.

(3) Ongoing amortization of purchased intangible assets related to the acquisition of Analog Integration Partners (AIP) in April 2002 and Poweready, Inc. in October 2003.

(4) In-process research and development charge related to the acquisition of AIP in April 2002.

(5) In the quarter ended June 29, 2003, the Company recorded a $2.7 million gain on the repurchase of the Company's outstanding convertible subordinated notes. In the quarter ended March 31, 2002, the Company recorded a one-time benefit of $400,000 associated with the sale of the Company's wafer fabrication facility in 2000. In the quarter ended June 30, 2002, the Company recorded a $2.5 million non-cash impairment charge related to the decline in value of an investment held in a private company. In the quarter ended September 29, 2002, the Company recorded other income of $700,000 from a favorable sales tax audit and $194,000 from the early termination of a wafer foundry agreement with Standard MEMS.




                             XICOR, INC.
                     CONSOLIDATED BALANCE SHEETS
                             (Unaudited)
                            (In thousands)

                                                   Dec. 31,  Dec. 31,
                                                     2003       2002
                                                   --------- ---------
                                ASSETS
Current assets:
 Cash and cash equivalents                           $9,213   $32,648
 Short-term investments                              13,107     4,648
 Accounts receivable                                  5,268     4,606
 Inventories                                          3,123     4,939
 Prepaid expenses and other current assets              409       539
                                                   --------- ---------
    Total current assets                             31,120    47,380

Long-term investments                                     -     1,085
Property, plant and equipment, at cost less
 accumulated depreciation                             2,603     3,041
Goodwill                                             20,278    10,762
Purchased intangible assets, net                      4,487     2,062
Other assets                                            172     2,766
                                                   --------- ---------
    Total assets                                    $58,660   $67,096
                                                   ========= =========


                 LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                    $4,786    $6,215
 Accrued expenses                                     5,406     6,136
 Deferred income on shipments to distributors         3,175     5,762
 Current portion of long-term obligations               246       432
                                                   --------- ---------
    Total current liabilities                        13,613    18,545

Convertible subordinated notes                            -    32,506
Long-term obligations                                   274       470
                                                   --------- ---------
    Total liabilities                                13,887    51,521
                                                   --------- ---------

Shareholders' equity:
 Preferred stock; 5,000 shares authorized                 -         -
 Common stock; 200,000 shares authorized;
  28,809 and 23,737 shares outstanding              175,985   149,216
 Accumulated deficit                               (131,212) (133,641)
                                                   --------- ---------
    Total shareholders' equity                       44,773    15,575
                                                   --------- ---------
    Total liabilities and shareholders' equity      $58,660   $67,096
                                                   ========= =========



    CONTACT: Xicor, Inc.
             Geraldine N. Hench, 408-546-3348 (CFO)
             investors@xicor.com